Exhibit 10.10

Surrender of Shares and

Amendment No. 1 to the

Securities Purchase Agreement

This Surrender of Shares and Amendment No. 1 to the Securities Purchase Agreement, dated October 4, 2021 (this “Agreement”), is made by and between Arena Fortify Sponsor LLC, a Delaware limited liability company (the “Seller”), Intrepid Financial Partners, L.L.C., a Delaware limited liability company (the “Purchaser”), and for the limited purposes applicable to them set forth herein, Arena Fortify Acquisition Corp., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Seller previously purchased from the Company an aggregate of 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share (“Original Founder Shares”);

WHEREAS, the Seller and the Purchaser have entered into that certain Securities Purchase Agreement, dated as of March 19, 2021 (the “Purchase Agreement”), pursuant to which the Seller sold an aggregate of 456,000 Original Founder Shares to the Purchaser, and up to 60,000 of such Original Founder Shares are subject to forfeiture by the Purchaser if the underwriters of the Company’s initial public offering (the “IPO”) do not fully exercise their over-allotment option as described therein;

WHEREAS, on October 4, 2021, the Company effected a share contribution back to capital (the “Contribution”) which, together with this Agreement, will result in the Purchaser holding an aggregate of 342,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”);

WHEREAS, in connection with the Contribution, the Purchaser desires to surrender for no consideration 114,000 Original Founder Shares, which will result in an aggregate of 342,000 Founder Shares held by the Purchaser, up to 45,000 of which are intended to be subject to complete or partial forfeiture by the Purchaser if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Purchase Agreement, as amended by this Agreement;

WHEREAS, the Company, the Seller and the Purchaser desire to amend the Purchase Agreement to reflect the Contribution, including modifying the number of Founder Shares subject to forfeiture by the Purchaser in connection with the IPO; and

WHEREAS, the Purchaser desires to provide an irrevocable notice of surrender of certain Original Founder Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

(a)	The Purchaser hereby irrevocably surrenders to the Company for no consideration 114,000 Original Founder Shares.

(b)	The Purchaser confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.

Amendments to Purchaser Agreement. Section 2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with a new Section 2(a) to read as follows:

“(a)   Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative(s) of the underwriters of the IPO is not exercised in full, the Purchaser acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 45,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Purchaser together with holders of the other Founder Shares (collectively, the “initial shareholders”) will own an aggregate number of Founder Shares equal to 20% of the issued and outstanding shares of the Company’s common stock immediately following the IPO (not including any private placement securities which may be owned by or deemed to be beneficially owned by the initial stockholders, any securities issued upon conversion of working capital loans or other securities purchased by the initial stockholders in the IPO, in a private placement in connection with the IPO, or in the aftermarket).”

3.

Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Purchase Agreement shall continue in full force and effect. In the event of any discrepancy between the provisions of this Agreement and any provision of the Purchase Agreement, then the provisions of this Agreement shall control.  Sections 6 (Assignment of Rights and Shares) and 10 (Miscellaneous) of the Purchase Agreement are incorporated herein by reference mutatis mutandis.

4.

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ARENA FORTIFY ACQUISITION CORP.

By:	/s/ Kieran Goodwin
Name:	Kieran Goodwin
Title:	Chief Financial Officer and Director

ARENA FORTIFY SPONSOR LLC

By:	/s/ Kieran Goodwin
Name:	Kieran Goodwin
Title:	Manager

[Signature Page to Surrender of Shares and

Amendment No. 1 to the Securities Purchase Agreement]

INTREPID FINANCIAL PARTNERS, L.L.C.

By:	/s/ Christopher F. Winchenbaugh
Name:	Christopher F. Winchenbaugh
Title:	President & Chief Operating Officer

[Signature Page to Surrender of Shares and

Amendment No. 1 to the Securities Purchase Agreement]